EXHIBIT 99.1

Zoetis Reports Fourth Quarter and Full Year 2019 Results

•	For Fourth Quarter 2019, Zoetis Reports Revenue of $1.7 Billion, Growing 7%, and Net Income of $384 Million, or $0.80 per Diluted Share, on a Reported Basis

◦	Reports Adjusted Net Income of $440 Million, or Adjusted Diluted EPS of $0.92, for Fourth Quarter 2019

◦	Delivers 9% Operational Growth in Revenue and 13% Operational Growth in Adjusted Net Income for Fourth Quarter 2019

•	For Full Year 2019, Zoetis Reports Revenue of $6.3 Billion, Growing 7%, and Net Income of $1.5 Billion, or $3.11 per Diluted Share, on a Reported Basis

◦	Reports Adjusted Net Income of $1.8 Billion, or Adjusted Diluted EPS of $3.64, for Full Year 2019

◦	Delivers 10% Operational Growth in Revenue and 14% Operational Growth in Adjusted Net Income for Full Year 2019

•	Provides Full Year 2020 Revenue Guidance of $6.650 - $6.800 Billion, with Diluted EPS of $3.53 - $3.65 on a Reported Basis, or $3.90 - $4.00 on an Adjusted Basis

PARSIPPANY, N.J. - Feb. 13, 2020 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the fourth quarter and full year 2019 and provided full year guidance for 2020.

The company reported revenue of $1.7 billion for the fourth quarter of 2019, which was an increase of 7% compared with the fourth quarter of 2018. Net income for the fourth quarter of 2019 was $384 million, or $0.80 per diluted share, compared with $345 million, or $0.71 per diluted share, in the fourth quarter of 2018.

Adjusted net income1 for the fourth quarter of 2019 was $440 million, or $0.92 per diluted share, an increase of 15% and 16%, respectively. Adjusted net income for the fourth quarter of 2019 excludes the net impact of $56 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

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On an operational2 basis, revenue for the fourth quarter of 2019, excluding the impact of foreign exchange, increased 9% compared with the fourth quarter of 2018. Adjusted net income for the fourth quarter of 2019 increased 13% operationally, excluding the impact of foreign exchange.

For full year 2019, the company reported revenue of $6.3 billion, an increase of 7% compared with full year 2018. Net income for full year 2019 was $1.5 billion, or $3.11 per diluted share, an increase of 5% and 6%, respectively.

Adjusted net income for full year 2019 was $1.8 billion, or $3.64 per diluted share, an increase of 15% and 16%, respectively. Adjusted net income for full year 2019 excludes the net impact of $255 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational basis, revenue for full year 2019 increased 10%, excluding the impact of foreign exchange. Adjusted net income for full year 2019 increased 14% operationally, excluding the impact of foreign exchange.
EXECUTIVE COMMENTARY
“In 2019, Zoetis delivered another year of strong growth and market leadership thanks to our diverse and durable portfolio and commitment to continuous innovation,” said Kristin Peck, Chief Executive Officer of Zoetis. “We grew revenue 10% operationally, which is once again above market growth in a competitive, global sector. We also grew our adjusted net income faster than revenue, at 14% operationally, continuing to achieve our goal of growing profitability faster than revenue over the long term.”

“Looking ahead in 2020, we are excited about the launch of Simparica® Trio, our new triple combination parasiticide for dogs, and we will be heavily focused on bringing this key innovation to customers around the world,” said Peck. “Additionally, we will continue to advance our pipeline with innovations in parasiticides, monoclonal antibodies and vaccines; support our latest product launches and lifecycle innovations across the portfolio; and invest in newer growth areas for us such as diagnostics, digital and data analytics. For full year 2020, we expect operational growth of 7% to 9.5% in revenue and 8% to 11% in adjusted net income. As the new CEO of Zoetis, I look forward to carrying on the company’s successful formula of customer focus, innovation and execution, as we continue to deliver on our long-term value proposition to shareholders.”

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QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two regional segments: the United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock tailored to local trends and customer needs. In the fourth quarter of 2019:

•
Revenue in the U.S. segment was $861 million, an increase of 6% compared with the fourth quarter of 2018. Sales of companion animal products increased 15% driven primarily by growth in our key dermatology portfolio across both the Apoquel® and Cytopoint® brands. Additionally, companion animal sales benefited from the recent acquisition of Platinum Performance and its nutritional product formulas. Increased sales of parasiticides, including ProHeart® 12 and Simparica®, also significantly contributed to growth in the quarter. Sales of livestock products declined 3% in the quarter. This decline was the result of continued weakness in both the beef and dairy cattle sectors which more than offset double digit growth in poultry and swine. Growth in poultry was driven primarily by increased sales of Zoamix®, an alternative to antibiotics in medicated feed additives, while growth in swine was the result of increased sales of medicated feed additives and vaccines.

•
Revenue in the International segment was $791 million, an increase of 9% on a reported basis and an increase of 12% operationally compared with the fourth quarter of 2018. Sales of companion animal products grew 23% on a reported basis and 26% on an operational basis. Growth resulted primarily from increased sales across our key dermatology portfolio and in certain parasiticides, including Simparica and the Revolution®/Stronghold® franchise, as well as growth across key markets in Western Europe and in China. New diagnostics accounts in the UK and emerging markets also contributed to growth. Sales of livestock products grew 2% on a reported basis and 5% operationally. Growth in our cattle portfolio was driven by favorable conditions in key markets, including Australia, Germany and Mexico, as well as other smaller developed markets. Alpha Flux®, a recently launched parasiticide that controls sea lice in salmon, was the primary driver of growth in fish, while promotional activities across Russia, India and Brazil drove growth in poultry. Sales of swine products declined as a result of the ongoing impact of African Swine Fever in China and other smaller markets in Southeast Asia.

INVESTMENTS IN GROWTH
Zoetis diversifies and grows its business through the introduction of new products, lifecycle innovations, business development initiatives, and entries into new markets and technologies. The company is increasingly focused on developing integrated solutions for pet owners, veterinarians and farmers that span the continuum of animal care - helping to predict, prevent, detect and treat diseases.

Since our last quarterly earnings announcement, Zoetis has continued to expand its reference laboratory capabilities in the U.S. with the acquisitions of Phoenix Lab and ZNLabs in November 2019 and Ethos Diagnostic Science this month. This builds on the company’s strategy to develop a more comprehensive diagnostics offering with enhanced value for veterinarians.

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Zoetis also received approval for Rimadyl® (carprofen) for dogs in China, one of the fastest growing companion animal markets in the world. This product, approved in both chewable and injectable formulations, is indicated for the relief of pain and inflammation associated with osteoarthritis (chewables), and for the control of postoperative pain associated with soft tissue and orthopedic surgeries (injectable). It was first approved in the UK in 1993, and is an example of the product durability and longevity generated by the company’s focus on lifecycle innovation and geographic expansion.
FINANCIAL GUIDANCE
Zoetis is providing full year 2020 guidance, which includes:

•	Revenue between $6.650 billion to $6.800 billion

•	Reported diluted EPS between $3.53 to $3.65

•	Adjusted diluted EPS between $3.90 to $4.00
This guidance reflects foreign exchange rates as of late January. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.
WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review fourth quarter and full year 2019 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on Feb. 13, 2020.
About Zoetis
Zoetis is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 65 years of experience in animal health, Zoetis discovers, develops, manufactures and commercializes medicines, vaccines and diagnostic products, which are complemented by biodevices, genetic tests and precision livestock farming. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2019, the company generated annual revenue of $6.3 billion with approximately 10,600 employees. For more information, visit www.zoetis.com.
1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.
2 Operational revenue growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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DISCLOSURE NOTICES

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, future guidance, future operating models, expectations regarding products, product approvals or products under development, expected timing of product launches, expectations regarding the performance of acquired companies and our ability to integrate new businesses, expectations regarding the financial impact of acquisitions, future use of cash and dividend payments, tax rate and tax regimes, changes in the tax regimes and laws in other jurisdictions, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter@zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contacts:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Marissa Patel
1-973-443-2777 (o)	1-973-443-2996 (o)
kristen.seely@zoetis.com	marissa.patel@zoetis.com

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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Fourth Quarter			Full Year
	2019	2018	% Change	2019	2018	% Change
Revenue	$1,674	$1,564	7	$6,260	$5,825	7
Costs and expenses:
Cost of sales	530	544	(3)	1,992	1,911	4
Selling, general and administrative expenses	472	420	12	1,638	1,484	10
Research and development expenses	132	125	6	457	432	6
Amortization of intangible assets	40	39	3	155	117	32
Restructuring charges and certain acquisition-related costs	18	14	29	51	68	(25)
Interest expense	56	59	(5)	223	206	8
Other (income)/deductions–net	(11)	(55)	(80)	(57)	(83)	(31)
Income before provision for taxes on income	437	418	5	1,801	1,690	7
Provision for taxes on income	53	73	(27)	301	266	13
Net income before allocation to noncontrolling interests	384	345	11	1,500	1,424	5
Less: Net loss attributable to noncontrolling interests	—	—	—	—	(4)	*
Net income attributable to Zoetis	$384	$345	11	$1,500	$1,428	5

Earnings per share—basic	$0.81	$0.72	13	$3.14	$2.96	6

Earnings per share—diluted	$0.80	$0.71	13	$3.11	$2.93	6

Weighted-average shares used to calculate earnings per share
Basic	476.4	480.6		478.1	483.1
Diluted	480.2	484.5		481.8	486.9

(a)
The Condensed Consolidated Statements of Income present the three and twelve months ended December 31, 2019 and 2018. Subsidiaries operating outside the U.S. are included for the three and twelve months ended November 30, 2019 and 2018.

* Calculation not meaningful.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter Ended December 31, 2019
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$530	$(2)	$—	$(1)	$527
Gross profit	1,144	2	—	1	1,147
Selling, general and administrative expenses	472	(18)	—	(2)	452
Research and development expenses	132	(1)	—	—	131
Amortization of intangible assets	40	(34)	—	—	6
Restructuring charges and certain acquisition-related costs	18	—	(10)	(8)	—
Other (income)/deductions–net	(11)	—	—	—	(11)
Income before provision for taxes on income	437	55	10	11	513
Provision for taxes on income	53	19	1	—	73
Net income attributable to Zoetis	384	36	9	11	440
Earnings per common share attributable to Zoetis–diluted	0.80	0.08	0.02	0.02	0.92

	Quarter Ended December 31, 2018
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$544	$(14)	$—	$(4)	$526
Gross profit	1,020	14	—	4	1,038
Selling, general and administrative expenses	420	(18)	—	(1)	401
Research and development expenses	125	(1)	—	—	124
Amortization of intangible assets	39	(34)	—	—	5
Restructuring charges and certain acquisition-related costs	14	—	(22)	8	—
Other (income)/deductions–net	(55)	—	—	42	(13)
Income before provision for taxes on income	418	67	22	(45)	462
Provision for taxes on income	73	16	4	(13)	80
Net income attributable to Zoetis	345	51	18	(32)	382
Earnings per common share attributable to Zoetis–diluted	0.71	0.11	0.04	(0.07)	0.79

(a)
The Condensed Consolidated Statements of Income present the quarter ended December 31, 2019 and 2018. Subsidiaries operating outside the U.S. are included for the quarter ended November 30, 2019 and 2018.

(b)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Twelve Months Ended December 31, 2019
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,992	$(24)	$—	$(77)	$1,891
Gross profit	4,268	24	—	77	4,369
Selling, general and administrative expenses	1,638	(72)	—	(2)	1,564
Research and development expenses	457	(2)	—	—	455
Amortization of intangible assets	155	(136)	—	—	19
Restructuring charges and certain acquisition-related costs	51	—	(43)	(8)	—
Other (income)/deductions–net	(57)	—	—	20	(37)
Income before provision for taxes on income	1,801	234	43	67	2,145
Provision for taxes on income	301	78	7	4	390
Net income attributable to Zoetis	1,500	156	36	63	1,755
Earnings per common share attributable to Zoetis–diluted	3.11	0.32	0.08	0.13	3.64

	Twelve Months Ended December 31, 2018
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,911	$(27)	$—	$(8)	$1,876
Gross profit	3,914	27	—	8	3,949
Selling, general and administrative expenses	1,484	(32)	—	(2)	1,450
Research and development expenses	432	(2)	—	—	430
Amortization of intangible assets	117	(101)	—	—	16
Restructuring charges and certain acquisition-related costs	68	—	(63)	(5)	—
Other (income)/deductions–net	(83)	—	—	58	(25)
Income before provision for taxes on income	1,690	162	63	(43)	1,872
Provision for taxes on income	266	43	13	29	351
Net income attributable to Zoetis	1,428	119	50	(72)	1,525
Earnings per common share attributable to Zoetis–diluted	2.93	0.24	0.10	(0.14)	3.13

(a)
The Condensed Consolidated Statements of Income present the twelve months ended December 31, 2019 and 2018. Subsidiaries operating outside the U.S. are included for the twelve months ended November 30, 2019 and 2018.

(b)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. generally accepted accounting principles (GAAP) net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)	Acquisition-related costs include the following:

	Fourth Quarter		Full Year
	2019	2018	2019	2018
Transaction costs(a)	$—	$—	$—	$21
Integration costs(b)	5	11	18	21
Restructuring charges(c)	5	11	25	21
Total acquisition-related costs—pre-tax	10	22	43	63
Income taxes(d)	1	4	7	13
Total acquisition-related costs—net of tax	$9	$18	$36	$50

(a)
Transaction costs represent external costs directly related to acquiring businesses and primarily includes expenditures for banking, legal, accounting and other similar services. Included in Restructuring charges and certain acquisition-related costs.

(b)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily includes expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.

(c)	Represents employee termination costs related to the 2018 acquisition of Abaxis. Included in Restructuring charges and certain acquisition-related costs.

(d)
Included in Provision for taxes on income. Represents the tax effect of the associated pre-tax acquisition-related amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the twelve months ended December 31, 2018, also includes a tax charge related to the non-deductibility of certain costs associated with the 2018 acquisition of Abaxis.

(2) Certain significant items include the following:

	Fourth Quarter		Full Year
	2019	2018	2019	2018
Operational efficiency initiative(a)	$—	$(1)	$(20)	$(1)
Supply network strategy(b)	—	2	7	10
Other restructuring charges and cost-reduction/productivity initiatives(c)	8	(4)	8	7
Net gain on sale of assets(d)	—	(42)	—	(42)
Other(e)	3	—	72	(17)
Total certain significant items—pre-tax	11	(45)	67	(43)
Income taxes(f)	—	(13)	4	29
Total certain significant items—net of tax	$11	$(32)	$63	$(72)

(a)	For 2019, represents income resulting from a payment received pursuant to an agreement related to the 2016 sale of certain U.S. manufacturing sites.

(b)
Represents consulting fees and product transfer costs, included in Cost of sales, and employee termination costs and exit costs, included in Restructuring charges and certain acquisition-related costs, related to cost-reduction and productivity initiatives.

(c)
For 2019, represents employee termination costs incurred as a result of the CEO transition, included in Restructuring charges and certain acquisition-related costs. For 2018, represents employee termination costs/(reversals) in Europe as a result of initiatives to better align our organizational structure, included in Restructuring charges and certain acquisition-related costs.

(d)	Represents a net gain related to the divestiture of certain agribusiness products within our International segment, included in Other (income)/deductions—net.

(e)
For 2019, primarily represents a change in estimate related to inventory costing, included in Cost of sales and the modification of share-based compensation related to CEO transition-related costs, included in Selling, general and administrative expenses. For 2018, primarily represents a net gain related to the relocation of a manufacturing site in China, included in Other (income)/deductions—net.

(f)
Included in Provision for taxes on income. Represents the tax effect of the associated pre-tax certain significant items amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For 2018, also includes (i) a net tax benefit of $45 million related to a measurement period adjustment to the one-time mandatory deemed repatriation tax on the company's undistributed non-U.S. earnings, pursuant to the Tax Act and (ii) a tax charge of approximately $17 million related to the disposal of certain assets.

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ZOETIS INC.
ADJUSTED SELECTED COSTS AND EXPENSES(a)
(UNAUDITED)
(millions of dollars)

	Fourth Quarter		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$527	$526	—%	(5)%	5%
As a percent of revenue	31.5%	33.6%	NA	NA	NA
Adjusted SG&A expenses	$452	$401	13%	(1)%	14%
Adjusted R&D expenses	131	124	6%	(1)%	7%
Adjusted net income attributable to Zoetis	440	382	15%	2%	13%

	Full Year		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$1,891	$1,876	1%	(6)%	7%
As a percent of revenue	30.2%	32.2%	NA	NA	NA
Adjusted SG&A expenses	$1,564	$1,450	8%	(3)%	11%
Adjusted R&D expenses	455	430	6%	(1)%	7%
Adjusted net income attributable to Zoetis	1,755	1,525	15%	1%	14%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding U.S. GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2020 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2020
Revenue	$6,650 to $6,800
Operational growth(a)	7.0% to 9.5%
Adjusted cost of sales as a percentage of revenue(b)	30% to 31%
Adjusted SG&A expenses(b)	$1,590 to $1,640
Adjusted R&D expenses(b)	$455 to $475
Adjusted interest expense and other (income)/deductions(b)	Approximately $215
Effective tax rate on adjusted income(b)	20% to 21%
Adjusted diluted EPS(b)	$3.90 to $4.00
Adjusted net income(b)	$1,865 to $1,915
Operational growth(a)(c)	8% to 11%
Certain significant items and acquisition-related costs(d)	$20 to $30

The guidance reflects foreign exchange rates as of late January 2020.
Reconciliations of 2020 reported guidance to 2020 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(d)	Purchase accounting	Adjusted(b)

Cost of sales as a percentage of revenue	30.3% to 31.3%	~ (0.2%)	~ (0.1%)	30% to 31%
SG&A expenses	$1,661 to $1,711	~ ($6)	~ ($65)	$1,590 to $1,640
R&D expenses	$457 to $477		~ ($2)	$455 to $475
Interest expense and other (income)/deductions	~ $195	~ $20		~ $215
Effective tax rate	19.5% to 20.5%		~ 0.5%	20% to 21%
Diluted EPS	$3.53 to $3.65	$0.04 to $0.06	~ $0.31	$3.90 to $4.00
Net income attributable to Zoetis	$1,685 to $1,745	$20 to $30	~ $150	$1,865 to $1,915

(a)	Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.

(b)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(c)
We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.

(d)	Primarily includes certain nonrecurring costs related to acquisitions and other charges.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Fourth Quarter		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$868	$872	—%	(2)%	2%
Companion Animal	784	664	18%	(1)%	19%
Contract Manufacturing & Human Health	22	28	(21)%	(2)%	(19)%
Total Revenue	$1,674	$1,564	7%	(2)%	9%

U.S.
Livestock	$372	$384	(3)%	—%	(3)%
Companion Animal	489	425	15%	—%	15%
Total U.S. Revenue	$861	$809	6%	—%	6%

International
Livestock	$496	$488	2%	(3)%	5%
Companion Animal	295	239	23%	(3)%	26%
Total International Revenue	$791	$727	9%	(3)%	12%

Livestock:
Cattle	$506	$525	(4)%	(2)%	(2)%
Swine	162	163	(1)%	(2)%	1%
Poultry	142	127	12%	(1)%	13%
Fish	44	40	10%	(7)%	17%
Other	14	17	(18)%	(7)%	(11)%
Total Livestock Revenue	$868	$872	—%	(2)%	2%

Companion Animal:
Dogs and Cats	$719	$613	17%	(2)%	19%
Horses	65	51	27%	1%	26%
Total Companion Animal Revenue	$784	$664	18%	(1)%	19%

(a)	For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Full Year		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$3,030	$3,154	(4)%	(3)%	(1)%
Companion Animal	3,145	2,613	20%	(3)%	23%
Contract Manufacturing & Human Health	85	58	47%	(1)%	48%
Total Revenue	$6,260	$5,825	7%	(3)%	10%

U.S.
Livestock	$1,219	$1,269	(4)%	—%	(4)%
Companion Animal	1,984	1,608	23%	—%	23%
Total U.S. Revenue	$3,203	$2,877	11%	—%	11%

International
Livestock	$1,811	$1,885	(4)%	(6)%	2%
Companion Animal	1,161	1,005	16%	(5)%	21%
Total International Revenue	$2,972	$2,890	3%	(6)%	9%

Livestock:
Cattle	$1,654	$1,754	(6)%	(4)%	(2)%
Swine	611	663	(8)%	(3)%	(5)%
Poultry	559	522	7%	(3)%	10%
Fish	134	132	2%	(4)%	6%
Other	72	83	(13)%	(6)%	(7)%
Total Livestock Revenue	$3,030	$3,154	(4)%	(3)%	(1)%

Companion Animal:
Dogs and Cats	2,950	2,445	21%	(2)%	23%
Horses	195	168	16%	(3)%	19%
Total Companion Animal Revenue	$3,145	$2,613	20%	(3)%	23%

(a)	For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

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ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Fourth Quarter		% Change
	2019	2018	Total	Foreign Exchange	Operational(a)
Total International	$791.6	$727.2	9%	(3)%	12%
Australia	46.4	36.8	26%	(7)%	33%
Brazil	86.9	84.6	3%	(7)%	10%
Canada	64.9	64.4	1%	(1)%	2%
China	44.4	41.3	8%	(2)%	10%
France	33.7	38.3	(12)%	(4)%	(8)%
Germany	42.6	34.9	22%	(5)%	27%
Italy	30.1	24.5	23%	(4)%	27%
Japan	40.5	34.9	16%	4%	12%
Mexico	29.4	26.2	12%	—%	12%
Spain	28.2	26.8	5%	(5)%	10%
United Kingdom	52.7	46.1	14%	(3)%	17%
Other Developed	100.7	95.5	5%	(5)%	10%
Other Emerging	191.1	172.9	11%	(2)%	13%

	Full Year		% Change
	2019	2018	Total	Foreign Exchange	Operational(a)
Total International	$2,972.2	$2,889.8	3%	(6)%	9%
Australia	195.9	188.6	4%	(8)%	12%
Brazil	293.0	294.7	(1)%	(10)%	9%
Canada	206.4	202.8	2%	(3)%	5%
China	200.1	211.4	(5)%	(4)%	(1)%
France	116.7	129.8	(10)%	(5)%	(5)%
Germany	153.3	146.8	4%	(6)%	10%
Italy	112.0	104.0	8%	(5)%	13%
Japan	158.1	149.0	6%	1%	5%
Mexico	116.6	100.0	17%	(1)%	18%
Spain	114.4	109.9	4%	(6)%	10%
United Kingdom	198.1	181.2	9%	(6)%	15%
Other Developed	370.1	361.4	2%	(6)%	8%
Other Emerging	737.5	710.2	4%	(7)%	11%

(a)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Fourth Quarter		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$861	$809	6%	—%	6%
Cost of sales	187	175	7%	—%	7%
Gross profit	674	634	6%	—%	6%
Gross margin	78.3%	78.4%
Operating expenses	176	128	38%	—%	38%
Other (income)/deductions	—	—	*	*	*
U.S. Earnings	$498	$506	(2)%	—%	(2)%

International:
Revenue	$791	$727	9%	(3)%	12%
Cost of sales	263	240	10%	(3)%	13%
Gross profit	528	487	8%	(4)%	12%
Gross margin	66.8%	67.0%
Operating expenses	148	148	—%	(3)%	3%
Other (income)/deductions	—	1	*	*	*
International Earnings	$380	$338	12%	(4)%	16%

Total Reportable Segments	$878	$844	4%	(1)%	5%

Other business activities(c)	(102)	(90)	13%
Reconciling Items:
Corporate(d)	(195)	(196)	(1)%
Purchase accounting adjustments(e)	(55)	(67)	(18)%
Acquisition-related costs(f)	(10)	(22)	(55)%
Certain significant items(g)	(11)	45	*
Other unallocated(h)	(68)	(96)	(29)%
Total Earnings(i)	$437	$418	5%

(a)	For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing and human health businesses.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs include costs associated with acquiring and integrating newly-acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.

(i)	Defined as income before provision for taxes on income.
* Calculation not meaningful.

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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Full Year		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$3,203	$2,877	11%	—%	11%
Cost of sales	655	606	8%	—%	8%
Gross profit	2,548	2,271	12%	—%	12%
Gross margin	79.6%	78.9%
Operating expenses	543	456	19%	—%	19%
Other (income)/deductions	—	—	*	*	*
U.S. Earnings	$2,005	$1,815	10%	—%	10%

International:
Revenue	$2,972	$2,890	3%	(6)%	9%
Cost of sales	925	929	—%	(8)%	8%
Gross profit	2,047	1,961	4%	(5)%	9%
Gross margin	68.9%	67.9%
Operating expenses	560	559	—%	(6)%	6%
Other (income)/deductions	—	3	*	*	*
International Earnings	$1,487	$1,399	6%	(4)%	10%

Total Reportable Segments	$3,492	$3,214	9%	(1)%	10%

Other business activities(c)	(348)	(337)	3%
Reconciling Items:
Corporate(d)	(707)	(666)	6%
Purchase accounting adjustments(e)	(234)	(162)	44%
Acquisition-related costs(f)	(43)	(63)	(32)%
Certain significant items(g)	(67)	43	*
Other unallocated(h)	(292)	(339)	(14)%
Total Earnings(i)	$1,801	$1,690	7%

(a)	For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing and human health businesses.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs include costs associated with acquiring and integrating newly-acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.

(i)	Defined as income before provision for taxes on income.
* Calculation not meaningful.

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